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                                                              Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906



                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Lewis E. Daidone, Chief Administrative Officer of Salomon Brothers Emerging Markets Floating Rate Fund Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Administrative Officer
Salomon Brothers Emerging Markets           Salomon Brothers Emerging Markets
Floating Rate Fund Inc.                     Floating Rate Fund Inc.


/s/ R. Jay Gerken                           /s/ Lewis E. Daidone
---------------------------                 --------------------------
R. Jay Gerken                               Lewis E. Daidone
Date: October 29, 2003                      Date: October 29, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 'SS' 1350 and is not being filed as part of the Form N-CSR with the Commission.